                                                                   EXHIBIT 10.10

PETSMART, INC.
Amended & Restated Deferred Compensation Plan
Master Plan Document




                            EFFECTIVE MARCH 26, 2002


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PETSMART, INC.
Amended & Restated Deferred Compensation Plan
Master Plan Document

                                TABLE OF CONTENTS
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PURPOSE             1


ARTICLE 1           DEFINITIONS.............................................................................     1


ARTICLE 2           SELECTION, ENROLLMENT, ELIGIBILITY......................................................     7

           2.1      SELECTION BY COMMITTEE..................................................................     7
           2.2      ENROLLMENT REQUIREMENTS.................................................................     7
           2.3      ELIGIBILITY; COMMENCEMENT OF PARTICIPATION..............................................     7
           2.4      TERMINATION OF PARTICIPATION AND/OR DEFERRALS...........................................     7

ARTICLE 3           DEFERRAL COMMITMENTS/COMPANY MATCHING/CREDITING TAXES...................................     8

           3.1      MINIMUM AND MAXIMUM DEFERRALS...........................................................     8
           3.2      ELECTION TO DEFER; EFFECT OF ELECTION FORM..............................................     8
           3.3      WITHHOLDING OF ANNUAL DEFERRAL AMOUNTS AND ANNUAL DEFERRED STOCK AMOUNTS................     9
           3.4      ANNUAL COMPANY CONTRIBUTION AMOUNT......................................................     9
           3.5      ANNUAL COMPANY MATCHING AMOUNT..........................................................     9
           3.6      INVESTMENT OF TRUST ASSETS..............................................................     9
           3.7      VESTING.................................................................................    10
           3.8      CREDITING/DEBITING OF ACCOUNT BALANCES..................................................    11
           3.9      FICA AND OTHER TAXES....................................................................    13

ARTICLE 4           SHORT-TERM PAYOUT; UNFORESEEABLE FINANCIAL EMERGENCIES; WITHDRAWAL ELECTION; 401(K)
                    ROLL-OVER...............................................................................    13

           4.1      SHORT-TERM PAYOUT.......................................................................    13
           4.2      OTHER BENEFITS TAKE PRECEDENCE OVER SHORT-TERM..........................................    14
           4.3      WITHDRAWAL PAYOUT/SUSPENSIONS FOR UNFORESEEABLE FINANCIAL EMERGENCIES...................    14
           4.4      WITHDRAWAL ELECTION.....................................................................    14

ARTICLE 5           RETIREMENT BENEFIT......................................................................    15

           5.1      RETIREMENT BENEFIT......................................................................    15
           5.2      PAYMENT OF RETIREMENT BENEFIT...........................................................    15
           5.3      DEATH PRIOR TO COMPLETION OF RETIREMENT BENEFIT.........................................    15

ARTICLE 6           PRE-RETIREMENT SURVIVOR BENEFIT.........................................................    15

           6.1      PRE-RETIREMENT SURVIVOR BENEFIT.........................................................    15
           6.2      PAYMENT OF PRE-RETIREMENT SURVIVOR BENEFIT..............................................    16
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PETSMART, INC.
Amended & Restated Deferred Compensation Plan
Master Plan Document

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ARTICLE 7           TERMINATION BENEFIT.....................................................................    16

           7.1      TERMINATION BENEFIT.....................................................................    16
           7.2      PAYMENT OF TERMINATION BENEFIT..........................................................    16

ARTICLE 8           DISABILITY WAIVER AND BENEFIT...........................................................    17

           8.1      DISABILITY WAIVER.......................................................................    17
           8.2      CONTINUED ELIGIBILITY; DISABILITY BENEFIT...............................................    17

ARTICLE 9           BENEFICIARY DESIGNATION.................................................................    17

           9.1      BENEFICIARY.............................................................................    17
           9.2      BENEFICIARY DESIGNATION; CHANGE; SPOUSAL CONSENT........................................    18
           9.3      ACKNOWLEDGEMENT.........................................................................    18
           9.4      NO BENEFICIARY DESIGNATION..............................................................    18
           9.5      DOUBT AS TO BENEFICIARY.................................................................    18
           9.6      DISCHARGE OF OBLIGATIONS................................................................    18

ARTICLE 10          LEAVE OF ABSENCE........................................................................    18

           10.1     PAID LEAVE OF ABSENCE...................................................................    18
           10.2     UNPAID LEAVE OF ABSENCE.................................................................    18

ARTICLE 11          TERMINATION, AMENDMENT OR MODIFICATION..................................................    19

           11.1     TERMINATION.............................................................................    19
           11.2     AMENDMENT...............................................................................    19
           11.3     PLAN AGREEMENT..........................................................................    20
           11.4     EFFECT OF PAYMENT.......................................................................    20

ARTICLE 12          ADMINISTRATION..........................................................................    20

           12.1     COMMITTEE DUTIES........................................................................    20
           12.2     ADMINISTRATION UPON CHANGE IN CONTROL...................................................    20
           12.3     AGENTS..................................................................................    21
           12.4     BINDING EFFECT OF DECISIONS.............................................................    21
           12.5     INDEMNITY OF COMMITTEE..................................................................    21
           12.6     EMPLOYER INFORMATION....................................................................    21

ARTICLE 13          OTHER BENEFITS AND AGREEMENTS...........................................................    21

           13.1     COORDINATION WITH OTHER BENEFITS........................................................    21

ARTICLE 14          CLAIMS PROCEDURES.......................................................................    21

           14.1     PRESENTATION OF CLAIM...................................................................    21
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PETSMART, INC.
Amended & Restated Deferred Compensation Plan
Master Plan Document


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           14.2     NOTIFICATION OF DECISION................................................................    22
           14.3     REVIEW OF A DENIED CLAIM................................................................    22
           14.4     DECISION ON REVIEW......................................................................    22
           14.5     LEGAL ACTION............................................................................    22

ARTICLE 15          TRUST...................................................................................    23

           15.1     ESTABLISHMENT OF THE TRUST..............................................................    23
           15.2     INTERRELATIONSHIP OF THE PLAN AND THE TRUST.............................................    23
           15.3     DISTRIBUTIONS FROM THE TRUST............................................................    23

ARTICLE 16          MISCELLANEOUS...........................................................................    23

           16.1     STATUS OF PLAN..........................................................................    23
           16.2     UNSECURED GENERAL CREDITOR..............................................................    23
           16.3     EMPLOYER'S LIABILITY....................................................................    23
           16.4     NONASSIGNABILITY........................................................................    24
           16.5     NOT A CONTRACT OF EMPLOYMENT............................................................    24
           16.6     FURNISHING INFORMATION..................................................................    24
           16.7     TERMS...................................................................................    24
           16.8     CAPTIONS................................................................................    24
           16.9     GOVERNING LAW...........................................................................    24
           16.10    NOTICE..................................................................................    24
           16.11    SUCCESSORS..............................................................................    25
           16.12    SPOUSE'S INTEREST.......................................................................    25
           16.13    VALIDITY................................................................................    25
           16.14    INCOMPETENT.............................................................................    25
           16.15    COURT ORDER.............................................................................    25
           16.16    DISTRIBUTION IN THE EVENT OF TAXATION...................................................    25
           16.17    INSURANCE...............................................................................    26
           16.18    LEGAL FEES TO ENFORCE RIGHTS AFTER CHANGE IN CONTROL....................................    26

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PETSMART, INC.
Amended & Restated Deferred Compensation Plan
Master Plan Document



                                 PETSMART, INC.
                               AMENDED & RESTATED
                           DEFERRED COMPENSATION PLAN
                            Effective March 26, 2002

                                     PURPOSE

      The purpose of this Plan is to provide specified benefits to a select group of management and highly compensated Employees and Directors who contribute materially to the continued growth, development and future business success of PETsMART, Inc., a Delaware corporation, and its subsidiaries, if any, that sponsor this Plan. This Plan shall be unfunded for tax purposes and for purposes of Title I of ERISA. This Amended and Restated Deferred Compensation Plan supersedes in its entirety the PETsMART, Inc. Deferred Compensation Plan.

                                    ARTICLE 1

                                   DEFINITIONS

      For purposes of this Plan, unless otherwise clearly apparent from the context, the following phrases or terms shall have the following indicated meanings:

1.1 "Account Balance" shall mean, with respect to a Participant, a credit on the records of the Employer equal to the sum of (i) the Deferral Account balance, (ii) the Performance Based Matching Account balance, (iii) the 401(k) Restoration Matching Account balance and (iv) the Stock Deferral Account balance. The Account Balance, and each other specified account balance, shall be a bookkeeping entry only and shall be utilized solely as a device for the measurement and determination of the amounts to be paid to a Participant, or his or her designated Beneficiary, pursuant to this Plan.

1.2 "Annual Base Salary" shall mean the annual cash compensation relating to services performed during any calendar year, whether or not paid in such calendar year or included on the Federal Income Tax Form W-2 for such calendar year, excluding bonuses, commissions, overtime, fringe benefits, stock options, relocation expenses, incentive payments, non-monetary awards, directors fees and other fees, automobile and other allowances paid to a Participant for employment services rendered (whether or not such allowances are included in the Employee's gross income). Annual Base Salary shall be calculated before reduction for compensation voluntarily deferred or contributed by the Participant pursuant to all qualified or non-qualified plans of the Employer and shall be calculated to include amounts not otherwise included in the Participant's gross income under Code Sections 125, 402(e)(3), 402(h), or 403(b) pursuant to plans established by the Employer; provided, however, that all such amounts will be included in compensation only to the extent that, had there been no such plan, the amount would have been payable in cash to the Employee.

1.3 "Annual Deferral Amount" shall mean that portion of a Participant's Annual Base Salary, Bonus/Incentive and Directors Fees payable in cash that a Participant elects to have deferred, and is deferred, in accordance with
      Article 3, for any one Plan Year. In the event of a Participant's Retirement, Disability (if deferrals cease in accordance with Section 8.1), death or a Termination


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PETSMART, INC.
Amended & Restated Deferred Compensation Plan
Master Plan Document


      of Employment prior to the end of a Plan Year, such year's Annual Deferral Amount shall be the actual amount withheld prior to such event.

1.4 "Annual Stock Deferral Amount" shall mean that portion of a Participant's Directors Fees payable in Stock that a Participant elects to have deferred, and is deferred, in accordance with Article 3, for any one Plan Year. All Annual Stock Deferral Amounts shall be automatically deferred into the Participant's Stock Deferral Account and such Stock Deferral Account shall be automatically allocated to the PETsMART, Inc. Stock Fund as described in Section 3.8(d). In the event of a Participant's Retirement, Disability (if deferrals cease in accordance with Section 8.1), death, or a Termination of Employment prior to the end of a Plan Year, such year's Annual Stock Deferral Amount shall be the actual amount withheld prior to such event.

1.5 "Annual 401(k) Restoration Matching Amount" for any one Plan Year shall be the amount determined in accordance with Section 3.5.

1.6 "Annual Installment Method" shall be an annual installment payment over the number of years selected by the Participant in accordance with this Plan, calculated as follows: (i) for the first annual installment, the Participant's vested Account Balance shall be calculated as of the close of business on or around the last business day of the Plan Year in which the Participant Retires, dies or experiences a Termination of Employment, as determined by the Committee in its sole discretion and (ii) for remaining annual installments, the Participant's vested Account Balance shall be calculated on every applicable anniversary of the last business day of the Plan Year in which the Participant Retires, dies or experiences a Termination of Employment. Each annual installment shall be calculated by multiplying this balance by a fraction, the numerator of which is one, and the denominator of which is the remaining number of annual payments due the Participant. By way of example, if the Participant elects a (ten) 10 year Annual Installment Method, the first payment shall be 1/10 of the vested Account Balance, calculated as described in this definition. The following year, the payment shall be 1/9 of the vested Account Balance, calculated as described in this definition. Shares of Stock that shall be distributable from the Stock Deferral Account shall be distributable in shares of actual Stock in the same manner previously described. However, the Committee may, in its sole discretion, adjust the annual installments in order to distribute whole shares of actual Stock.

1.7 "Annual Performance Based Matching Amount" shall mean, for any one Plan Year, the amount determined in accordance with Section 3.4.

1.8 "Beneficiary" shall mean one or more persons, trusts, estates or other entities, designated in accordance with Article 9, that are entitled to receive benefits under this Plan upon the death of a Participant.

1.9 "Beneficiary Designation Form" shall mean the form established from time to time by the Committee that a Participant completes, signs and returns to the Committee to designate one or more Beneficiaries.

1.10  "Board" shall mean the board of directors of the Company.

1.11 "Bonus/Incentive" shall mean any cash compensation, in addition to Annual Base Salary relating to services performed during any calendar year, whether or not paid in such calendar year or



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PETSMART, INC.
Amended & Restated Deferred Compensation Plan
Master Plan Document


      included on the Federal Income Tax Form W-2 for such calendar year, payable to a Participant as an Employee under the Employer's bonus/incentive plans, excluding stock options.

1.12 "Change in Control" shall mean the first to occur of any of the following events:

      (a)   a dissolution or liquidation of the Company;

      (b) a sale of all or substantially all of the assets of the Company so long as the Company's stockholders immediately prior to such transaction will, immediately after such transaction, fail to possess direct or indirect beneficial ownership of more than fifty percent (50%) of the voting power of the acquiring entity (for purposes of this subsection 1.12, any person who acquired securities of the Company prior to the occurrence of such asset transaction in contemplation of such transaction and who after such transaction possesses direct or indirect ownership of at least ten percent (10%) of the securities of the acquiring entity immediately following such transaction shall not be included in the group of stockholders of the Company immediately prior to such transaction);

      (c) a merger or consolidation in which the Company is not the surviving corporation and in which beneficial ownership of securities of the Company representing at least fifty percent (50%) of the combined voting power entitled to vote in the election of directors has changed;

      (d) a reverse merger in which the Company is the surviving corporation but the shares of common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, and in which beneficial ownership of securities of the Company representing at least fifty percent (50%) of the combined voting power entitled to vote in the election of directors has changed;

      (e)   an acquisition by any person, entity or group within the meaning of
            Section 13(d) or 14(d) of the Securities Exchange Act of 1934 (the "Exchange Act") or any comparable successor provisions (excluding any employee benefit plan, or related trust, sponsored or maintained by the Company or subsidiary of the Company or other entity controlled by the Company) of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act, or comparable successor rule) of securities of the Company representing at least fifty percent (50%) of the combined voting power entitled to vote in the election of directors, or;

      (f) in the event that the individuals who, as of the date of the adoption of this provision, are members of the Company's Board (the "Incumbent Board"), cease for any reason to constitute at least fifty percent (50%) of the Board. (If the election, or nomination for election by the Company's stockholders, of any new director is approved by a vote of at least fifty percent (50%) of the Incumbent Board, such new director shall be considered as a member of the Incumbent Board.)

1.13  "Claimant" shall have the meaning set forth in Section 14.1.

1.14 "Code" shall mean the Internal Revenue Code of 1986, as it may be amended from time to time.

1.15  "Committee" shall mean the committee described in Article 12.

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PETSMART, INC.
Amended & Restated Deferred Compensation Plan
Master Plan Document


1.16 "Company" shall mean PETsMART, Inc., a Delaware corporation, and any successor to all or substantially all of the Company's assets or business.

1.17 "Deduction Limitation" shall mean the following described limitation on a benefit that may otherwise be distributable pursuant to the provisions of this Plan. Except as otherwise provided, this limitation shall be applied to all distributions that are "subject to the Deduction Limitation" under this Plan. If the Employer determines in good faith prior to a Change in Control that there is a reasonable likelihood that any compensation paid to a Participant for a taxable year of the Employer would not be deductible by the Employer solely by reason of the limitation under Code
      Section 162(m), then to the extent deemed necessary by the Employer to ensure that the entire amount of any distribution to the Participant pursuant to this Plan prior to the Change in Control is deductible, the Employer may defer all or any portion of a distribution under this Plan. Any amounts deferred pursuant to this limitation shall continue to be credited/debited with additional amounts in accordance with Section 3.9 below, even if such amount is being paid out in installments. The amounts so deferred and amounts credited thereon shall be distributed to the Participant or his or her Beneficiary (in the event of the Participant's death) at the earliest possible date, as determined by the Employer in good faith, on which the deductibility of compensation paid or payable to the Participant for the taxable year of the Employer during which the distribution is made will not be limited by Section 162(m), or if earlier, the effective date of a Change in Control. Notwithstanding anything to the contrary in this Plan, the Deduction Limitation shall not apply to any distributions made after a Change in Control.

1.18 "Deferral Account" shall mean (i) the sum of all of a Participant's Annual Deferral Amounts, plus (ii) amounts credited in accordance with all the applicable crediting provisions of this Plan that relate to the Participant's Deferral Account, less (iii) all distributions made to the Participant or his or her Beneficiary pursuant to this Plan that relate to his or her Deferral Account.

1.19  "Director" shall mean any member of the board of directors of the Company.

1.20 "Directors Fees" shall mean the annual fees paid either in cash or Stock by any Employer, including retainer fees, meetings fees and committee chair fees, as compensation for serving on the board of directors.

1.21 "Disability" shall mean a period of disability during which a Participant qualifies for permanent disability benefits under the Employer's long-term disability plan, or, if a Participant does not participate in such a plan, a period of disability during which the Participant would have qualified for permanent disability benefits under such a plan had the Participant been a participant in such a plan, as determined in the sole discretion of the Committee. If the Employer does not sponsor such a plan, or discontinues to sponsor such a plan, Disability shall be determined by the Committee in its sole discretion.

1.22  "Disability Benefit" shall mean the benefit set forth in Article 8.

1.23 "Election Form" shall mean the form established from time to time by the Committee that a Participant completes, signs and returns to the Committee to make an election under the Plan.

1.24  "Employee" shall mean a person who is an employee of the Employer.



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PETSMART, INC.
Amended & Restated Deferred Compensation Plan
Master Plan Document


1.25 "Employer" shall mean the Company and/or each of its subsidiaries (now in existence or hereafter formed or acquired) that have been selected by the Board to participate in the Plan and have adopted the Plan as a sponsor.

1.26 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as it may be amended from time to time.

1.27 "401(k) Plan" shall be that certain PETsMART, Inc. SAVEsMART 401(k) Plan adopted by the Company, as it may be amended from time to time.

1.28 "401(k) Restoration Matching Account" shall mean (i) the sum of all of a Participant's Annual 401(k) Restoration Matching Amounts, plus (ii) amounts credited in accordance with all the applicable crediting provisions of this Plan that relate to the Participant's 401(k) Restoration Matching Account, less (iii) all distributions made to the Participant or his or her Beneficiary pursuant to this Plan that relate to the Participant's 401(k) Restoration Matching Account.

1.29 "Participant" shall mean any Employee or Director (i) who is selected to participate in the Plan, (ii) who elects to participate in the Plan, (iii) who signs a Plan Agreement, an Election Form and a Beneficiary Designation Form, (iv) whose signed Plan Agreement, Election Form and Beneficiary Designation Form are accepted by the Committee, (v) who commences participation in the Plan, and (vi) whose Plan Agreement has not terminated. A spouse or former spouse of a Participant shall not be treated as a Participant in the Plan or have an account balance under the Plan, even if he or she has an interest in the Participant's benefits under the Plan as a result of applicable law or property settlements resulting from legal separation or divorce.

1.30 "Performance Based Matching Account" shall mean (i) the sum of the Participant's Annual Performance Based Matching Amounts, plus (ii) amounts credited in accordance with all the applicable crediting provisions of this Plan that relate to the Participant's Performance Based Matching Account, less (iii) all distributions made to the Participant or his or her Beneficiary pursuant to this Plan that relate to the Participant's Performance Based Matching Account.

1.31 "Plan" shall mean the Company's Deferred Compensation Plan, which shall be evidenced by this instrument and by each Plan Agreement, as they may be further amended from time to time.

1.32 "Plan Agreement" shall mean a written agreement, as may be amended from time to time, which is entered into by and between the Employer and a Participant. Each Plan Agreement executed by a Participant and the Employer shall provide for the entire benefit to which such Participant is entitled under the Plan; should there be more than one Plan Agreement, the Plan Agreement bearing the latest date of acceptance by the Employer shall supersede all previous Plan Agreements in their entirety and shall govern such entitlement. The terms of any Plan Agreement may be different for any Participant, and any Plan Agreement may provide additional benefits not set forth in the Plan or limit the benefits otherwise provided under the Plan; provided, however, that any such additional benefits or benefit limitations must be agreed to by both the Employer and the Participant.

1.33 "Plan Year" shall mean a period beginning on January 1 of each calendar year and continuing through December 31 of such calendar year.

1.34  "Pre-Retirement Survivor Benefit" shall mean the benefit set forth in
      Article 6.

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PETSMART, INC.
Amended & Restated Deferred Compensation Plan
Master Plan Document


1.35 "Retirement", "Retire(s)" or "Retired" shall mean, with respect to an Employee, severance from employment from the Employer for any reason other than a leave of absence, death or Disability at such time as the sum of the Employee's age and Years of Service equals fifty-five (55) or more; and shall mean with respect to a Director who is not an Employee, severance of his or her directorships with the Employer on or after the later of (i) the attainment of age seventy (70), or (ii) in the sole discretion of the Committee, an age later than age seventy (70). If a Participant is both an Employee and a Director, Retirement shall not occur until he or she Retires as both an Employee and a Director, which Retirement shall be deemed to be a Retirement as a Director; provided, however, that such a Participant may elect, at least one year prior to Retirement and in accordance with the policies and procedures established by the Committee, to Retire for purposes of this Plan at the time he or she Retires as an Employee, which Retirement shall be deemed to be a Retirement as an Employee.

1.36  "Retirement Benefit" shall mean the benefit set forth in Article 5.

1.37  "Short-Term Payout" shall mean the payout set forth in Section 4.1.

1.38 "Stock" shall mean PETsMART, Inc. common stock, $.0001 par value, or any other equity securities of the Company designated by the Committee.

1.39 "Stock Deferral Account" shall mean (i) the sum of all shares of Stock deferred by a Participant as a result of all Annual Stock Deferral Amounts, less (ii) the number of shares of deferred Stock previously distributed to the Participant or his or her Beneficiary pursuant to this Plan. This portion of the Participant's Account Balance shall only be distributable in actual shares of Stock.

1.40  "Termination Benefit" shall mean the benefit set forth in Article 7.

1.41 "Termination of Employment" shall mean the severing of employment with all Employers, or service as a Director of the Employer, voluntarily or involuntarily, for any reason other than Retirement, Disability, death or an authorized leave of absence. If a Participant is both an Employee and a Director, a Termination of Employment shall occur only upon the termination of the last position held; provided, however, that such a Participant may elect, at least one year before Termination of Employment and in accordance with the policies and procedures established by the Committee, to be treated for purposes of this Plan as having experienced a Termination of Employment at the time he or she ceases employment with an Employer as an Employee.

1.42 "Trust" shall mean one or more trusts established pursuant to that certain Master Trust Agreement, dated as of July 3, 2000 between the Company and the trustee named therein, as amended from time to time.

1.43 "Trustee" shall mean the designated Trustee acting at any time under the Trust.

1.44 "Unforeseeable Financial Emergency" shall mean an unanticipated emergency that is caused by an event beyond the control of the Participant that would result in severe financial hardship to the Participant resulting from (i) a sudden and unexpected illness or accident of the Participant or a dependent of the Participant, (ii) a loss of the Participant's property due to casualty, or (iii) such other extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant, all as determined in the sole discretion of the Committee.



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PETSMART, INC.
Amended & Restated Deferred Compensation Plan
Master Plan Document


1.45 "Years of Service" shall mean the total number of full years in which a Participant has been employed by one or more Employers. For purposes of this definition, a year of employment shall be a 365 day period (or 366 day period in the case of a leap year) that, for the first year of employment, commences on the Employee's date of hiring and that, for any subsequent year, commences on an anniversary of that hiring date. Any partial year of employment shall not be counted.

                                   ARTICLE 2

                       SELECTION, ENROLLMENT, ELIGIBILITY

2.1 SELECTION BY COMMITTEE. Participation in the Plan shall be limited to a select group of management and highly compensated Employees and Directors of the Employer, as determined by the Committee in its sole discretion. From that group, the Committee shall select, in its sole discretion, Employees and Directors to participate in the Plan. For purposes of the Plan, the phrase "select group of management or highly compensated employees" shall include, but not be limited to, those individuals employed as an executive officer, senior officer, or corporate officer of the Employer, all as determined by the Committee.

2.2 ENROLLMENT REQUIREMENTS. As a condition to participation, each selected Employee or Director shall complete, execute and return to the Committee a Plan Agreement, an Election Form and a Beneficiary Designation Form, all within 30 days after he or she is notified of selection to participate in the Plan. In addition, the Committee shall establish from time to time such other enrollment requirements as it determines in its sole discretion are necessary.

2.3 ELIGIBILITY; COMMENCEMENT OF PARTICIPATION. Provided an Employee or Director selected to participate in the Plan has met all enrollment requirements set forth in this Plan and required by the Committee, including returning all required documents to the Committee within the specified time period, such Employee or Director shall commence participation in the Plan as soon as administratively practicable following the date on which the Employee or Director completes all enrollment requirements. If an Employee or a Director fails to meet all such requirements within the period required, in accordance with Section 2.2, that Employee or Director shall not be eligible to participate in the Plan until the first day of the Plan Year following the delivery to and acceptance by the Committee of the required documents.

2.4 TERMINATION OF PARTICIPATION AND/OR DEFERRALS. If the Committee determines in good faith that a Participant no longer qualifies as a member of a select group of management or highly compensated employees, as membership in such group is determined in accordance with Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA, the Committee shall have the right, in its sole discretion, to (i) terminate any deferral election the Participant has made for the remainder of the Plan Year in which the Participant's membership status changes, (ii) prevent the Participant from making future deferral elections and/or (iii) immediately distribute the Participant's then Account Balance as a Termination Benefit and terminate the Participant's participation in the Plan.

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PETSMART, INC.
Amended & Restated Deferred Compensation Plan
Master Plan Document


                                    ARTICLE 3

              DEFERRAL COMMITMENTS/COMPANY MATCHING/CREDITING/TAXES

3.1   MINIMUM AND MAXIMUM DEFERRALS.


      (a) ANNUAL BASE SALARY, BONUS/INCENTIVE AND DIRECTOR'S FEES. For each Plan Year, a Participant may elect to defer, as his or her Annual Deferral Amount and/or Annual Stock Deferral Amount, Annual Base Salary, Bonus/Incentive and/or Director's Fees in the following percentages for each deferral elected:

                           DEFERRAL                        MINIMUM AMOUNT                   MAXIMUM
                           --------                        --------------                   -------

                  Annual Base Salary                                2%                        75%
                  Bonus/Incentive                                   2%                        100%
                  Directors Fees (payable either in                30%                        100%
                  cash or Stock)

            If an election is made for less than stated minimum amounts, or if no election is made, the amount deferred shall be zero.

      (b) SHORT PLAN YEAR. Notwithstanding the foregoing, if a Participant first becomes a Participant after the first day of a Plan Year, or in the case of the first Plan Year of the Plan itself, the minimum Annual Base Salary deferral shall be an amount equal to the minimum set forth above, multiplied by a fraction, the numerator of which is the number of complete months remaining in the Plan Year and the denominator of which is 12. Notwithstanding the foregoing, if a Participant first becomes a Participant after the first day of a Plan Year, or in the case of the first Plan Year of the Plan itself, the maximum Annual Deferral Amount and/or Annual Stock Deferral Amount, with respect to Annual Base Salary, Bonus/Incentive and Directors Fees shall be limited to the amount of compensation not yet earned by the Participant as of the date the Participant submits a Plan Agreement and Election Form to the Committee for acceptance.

3.2   ELECTION TO DEFER; EFFECT OF ELECTION FORM.

      (a) FIRST PLAN YEAR. In connection with a Participant's commencement of participation in the Plan, the Participant shall make an irrevocable deferral election for the Plan Year in which the Participant commences participation in the Plan, along with such other elections as the Committee deems necessary or desirable under the Plan. For these elections to be valid, the Election Form must be completed and signed by the Participant, timely delivered to the Committee (in accordance with Section 2.2 above) and accepted by the Committee.

      (b) SUBSEQUENT PLAN YEARS. For each succeeding Plan Year, an irrevocable deferral election for that Plan Year, and such other elections as the Committee deems necessary or desirable under the Plan, shall be made by every participant by timely delivering to the Committee, in accordance with its rules and procedures, before the end of the Plan Year preceding the Plan Year for which the election is made, a new Election Form. If no such

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PETSMART, INC.
Amended & Restated Deferred Compensation Plan
Master Plan Document


            Election Form is timely delivered for a Plan Year, the Annual Deferral Amount and/or Annual Stock Deferral Amount shall be zero for that Plan Year.

3.3 WITHHOLDING OF ANNUAL DEFERRAL AMOUNTS AND ANNUAL STOCK DEFERRAL AMOUNTS. For each Plan Year, the Annual Base Salary portion of the Annual Deferral Amount shall be withheld from each regularly scheduled Annual Base Salary payroll period in equal amounts, as adjusted from time to time for increases and decreases in Annual Base Salary. The portion of the Annual Deferral Amount attributable to Bonus/Incentive and/or Directors Fees payable in cash shall be withheld at the time such Bonus/Incentive or Directors Fees are or otherwise would be paid to the Participant. The Annual Stock Deferral Amount shall be withheld at the time the deferred Stock is or otherwise would be paid to the Participant.

3.4 ANNUAL PERFORMANCE BASED MATCHING AMOUNT. A Participant's Annual Performance Based Matching Amount for any Plan Year shall be equal to a percentage of his or her Annual Deferral Amount for such Plan Year, up to an Annual Deferral Amount that does not exceed 10% of the Participant's Annual Base Salary, which percentage for such Plan Year (i) shall be determined and announced by the Committee, in its sole discretion, (ii) shall be contingent upon the Company achieving certain pre-tax earnings targets established and announced by the Committee, in its sole discretion, for such Plan Year and (iii) will be at least 1% of Annual Base Salary. The Participant's Annual Performance Based Matching Amount shall be credited to his or her Performance Based Matching Account as of the close of business on or around the first business day in February of the Plan Year following the Plan Year to which it relates. If a Participant is not employed by the Employer, or is no longer providing services as a Director, as of the last day of a Plan Year other than by reason of his or her Retirement or death, the Annual Performance Based Matching Amount for such Plan Year for that Participant shall be zero. In the event of Retirement, Disability or death, a Participant shall be credited with the Annual Performance Based Matching Amount for the Plan Year in which he or she Retires, becomes disabled or dies.

3.5 ANNUAL 401(K) RESTORATION MATCHING AMOUNT. A Participant's Annual 401(k) Restoration Matching Amount for any Plan Year shall be equal to 50% of the Participant's Annual Deferral Amount for such Plan Year, up to an Annual Deferral Amount that does not exceed 6 % of the Participant's Annual Base Salary, reduced by the amount of any matching contributions made to the 401(k) Plan on his or her behalf for the plan year of the 401(k) Plan that corresponds to the Plan Year. The Participant's Annual 401(k) Restoration Matching Amount shall be credited to his or her 401(k) Restoration Matching Account as of the close of business on or around the first business day in February of the Plan Year following the Plan Year to which it relates. If a Participant is not employed by the Employer, or is no longer providing services as a Director, as of the last day of a Plan Year other than by reason of his or her Retirement or death, the Annual 401(k) Restoration Matching Amount for such Plan Year shall be zero. In the event of Retirement, Disability, or death, a Participant shall be credited with the Annual 401(k) Restoration Matching Amount for the Plan Year in which he or she Retires, becomes disabled or dies.

3.6 INVESTMENT OF TRUST ASSETS. The Trustee of the Trust shall be authorized, upon written instructions received from the Committee or investment manager appointed by the Committee, to invest and reinvest the assets of the Trust in accordance with the applicable Trust Agreement,

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PETSMART, INC.
Amended & Restated Deferred Compensation Plan
Master Plan Document


      including the disposition of stock and reinvestment of the proceeds in one or more investment vehicles designated by the Committee.

3.7   VESTING.

      (a) A Participant shall at all times be 100% vested in his or her Deferral Account and Stock Deferral Account.

      (b) A Participant shall be vested in his or her Performance Based Matching Account and 401(k) Restoration Matching Account in accordance with the following schedule:

                             YEARS OF SERVICE ON DATE                         VESTED PERCENTAGE OF
                           OF TERMINATION OF EMPLOYMENT              PERFORMANCE BASED MATCHING ACCOUNT AND
                                                                       401(k) RESTORATION MATCHING ACCOUNT

                                Less than 5 years                                      0%
                                 5 years or more                                      100%


      (c) Notwithstanding anything to the contrary contained in this Section 3.8, in the event of Retirement, Disability, death or a Change in Control, a Participant's Performance Based Matching Account and 401(k) Restoration Matching Account shall immediately become 100% vested (if it is not already vested in accordance with the above vesting schedules).

      (d) In the event that any benefits provided under this Plan (i) constitute "parachute payments" within the meaning of section 280G of the Internal Revenue Code of 1986, as amended, (the "Code") or any comparable successor provisions, and (ii) but for this section 3.7(d) would be subject to the excise tax imposed by section 4999 of the Code, or any comparable successor provisions (the "Excise Tax"), then Participant's benefits hereunder shall be either

            (i)   provided to Participant in full, or

            (ii) provided to Participant as to such lesser extent which would result in no portion of such benefits being subject to the Excise Tax,

            whichever of the foregoing amounts, when taking into account applicable federal, state, local and foreign income and employment taxes, the Excise Tax, and any other applicable taxes, results in the receipt by Participant, on an after-tax basis, of the greatest amount of benefits, notwithstanding that all or some portion of such benefits may be taxable under the Excise Tax. Unless the Company and Participant otherwise agree in writing, any determination required under this section 3.7(d) shall be made in writing in good faith by a professional service firm selected by the Company (the "Professional Advisers"). In the event of a reduction of benefits hereunder, Participant shall be given the choice (to the extent a choice exists) of which benefits to reduce. For purposes of making the calculations required by this section, the Professional Advisers may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of the Code, and other applicable legal authority. The Company and Participant shall furnish to the Professional Advisers

PETSMART, INC.
Amended & Restated Deferred Compensation Plan
Master Plan Document


            such information and documents as the Professional Advisers may reasonably request in order to make a determination under this section 3.7(d). The Company shall bear all costs the Professional Advisers may reasonably incur in connection with any calculations contemplated by this section 3.7(d).

            If, notwithstanding any reduction described in this section, the Internal Revenue Service determines that the Participant is liable for the Excise Tax as a result of the receipt of the benefits as described in this Plan, then the Participant shall be obliged to pay back to the Company, within thirty (30) days after a final IRS determination or in the event that the Participant challenges the final IRS determination, a final judicial determination, a portion of the payment equal to the "Repayment Amount." The Repayment Amount with respect to the payment of benefits shall be the smallest such amount, if any, as shall be required to be paid to the Company so that the Participant's net after-tax proceeds with respect to any payment of benefits (after taking into account the payment of the Excise Tax and all other applicable taxes imposed on such payment) shall be maximized. The Repayment Amount with respect to the payment of benefits shall be zero if a Repayment Amount of more than zero would not result in the Participant's net after-tax proceeds with respect to the payment of such benefits being maximized. If the Excise Tax is not eliminated pursuant to this paragraph, the Participant shall pay the Excise Tax.

            Notwithstanding any other provision of this section 3.7(d), if (i) there is a reduction in the payment of benefits as described in this section, (ii) the IRS later determines that the Participant is liable for the Excise Tax, the payment of which would result in the maximization of the Participant's net after-tax proceeds (calculated as if the Participant's benefits had not previously been reduced), and (iii) the Participant pays the Excise Tax, then the Company shall pay to the Participant those benefits which were reduced pursuant to this section contemporaneously or as soon as administratively possible after the Participant pays the Excise Tax so that the Participant's net after-tax proceeds with respect to the payment of benefits is maximized.

            If the Participant either (i) brings any action to enforce rights pursuant to this section 3.7(d), or (ii) defend any legal challenge to his or her rights hereunder, the Participant shall be entitled to recover attorneys' fees and costs incurred in connection with such action, regardless of the outcome of such action; provided, however, that in the event such action is commenced by the Participant, the court finds the claim was brought in good faith.

3.8 CREDITING/DEBITING OF ACCOUNT BALANCES. In accordance with, and subject to, the rules and procedures that are established from time to time by the Committee, in its sole discretion, amounts shall be credited or debited to a Participant's Account Balance in accordance with the following rules:

      (a)   ELECTION OF MEASUREMENT FUNDS. Subject to the restrictions found in
            Section 3.8(d) below, a Participant, in connection with his or her initial deferral election in accordance with Section 3.3(a) above, shall elect, on the Election Form, one or more Measurement Fund(s) (as described in Section 3.8(c) below) to be used to determine the additional

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PETSMART, INC.
Amended & Restated Deferred Compensation Plan
Master Plan Document


            amounts to be credited to his or her Account Balance for the first day in which the Participant commences participation in the Plan and continuing thereafter for each subsequent day in which the Participant participates in the Plan, unless changed in accordance with the next sentence. Subject to the restrictions found in Section 3.8(d) below, the Participant may (but is not required to) elect, by submitting an Election Form to the Committee that is accepted by the Committee, to add or delete one or more Measurement Fund(s) to be used to determine the additional amounts to be credited to his or her Account Balance, and to change the portion of his or her Account Balance allocated to each previously elected Measurement Fund. If an election is made in accordance with the previous sentence, it shall apply to the next business day and continue thereafter for each subsequent day in which the Participant participates in the Plan, unless changed in accordance with the previous sentence.

      (b)   PROPORTIONATE ALLOCATION. In making any election described in
            Section 3.8(a) above, the Participant shall specify on the Election Form, in increments of five percentage points (5%), the percentage of his or her Account Balance to be allocated to a Measurement Fund (as if the Participant was making an investment in that Measurement Fund with that portion of his or her Account Balance).

      (c) MEASUREMENT FUNDS. Subject to the restrictions found in Section 3.8(d) below, the Participant may elect one or more measurement funds (the "Measurement Funds") for the purpose of crediting and/or debiting amounts to his or her Account Balance. The available Measurement Funds will be selected by the Committee, in its sole discretion, and communicated to Participants in the enrollment materials or in periodic notices.

            As necessary, the Committee may, in its sole discretion, discontinue, substitute or add a Measurement Fund. Each such action will take effect as of the first day of the calendar quarter that follows by thirty (30) days the day on which the Committee gives Participants advance written notice of such change.

      (d) PETSMART, INC. STOCK FUND. As described in Section 1.4, all Annual Stock Deferral Amounts shall be automatically deferred to the Stock Deferral Account within a Participant's Account Balance. A Participant's Stock Deferral Account will be automatically allocated to the PETsMART, Inc. Stock Fund as the Measurement Fund. Participants may not select any other Measurement Fund to be used to determine the amounts to be credited or debited to their Stock Deferral Account. Furthermore, no other portion of the Participant's Account Balance can be either initially allocated or re-allocated to the PETsMART, Inc. Stock Fund.

      (e) CREDITING OR DEBITING METHOD. The performance of each elected Measurement Fund (either positive or negative) will be determined by the Committee, in its reasonable discretion, based on the performance of the Measurement Funds themselves. A Participant's Account Balance shall be credited or debited on a daily basis based on the performance of each Measurement Fund selected by the Participant, such performance being determined by the Committee in its sole discretion.

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PETSMART, INC.
Amended & Restated Deferred Compensation Plan
Master Plan Document


      (f) NO ACTUAL INVESTMENT. Notwithstanding any other provision of this Plan that may be interpreted to the contrary, the Measurement Funds are to be used for measurement purposes only, and a Participant's election of any such Measurement Fund, the allocation to his or her Account Balance thereto, the calculation of additional amounts and the crediting or debiting of such amounts to a Participant's Account Balance shall not be considered or construed in any manner ----- --- as an actual investment of his or her Account Balance in any such Measurement Fund. In the event that the Company or the Trustee (as that term is defined in the Trust), in its own discretion, decides to invest funds in any or all of the Measurement Funds, no Participant shall have any rights in or to such investments themselves. Without limiting the foregoing, a Participant's Account Balance shall at all times be a bookkeeping entry only and shall not represent any investment made on his or her behalf by the Company or the Trust; the Participant shall at all times remain an unsecured creditor of the Company.

3.9   FICA AND OTHER TAXES.


      (a) ANNUAL DEFERRAL AMOUNTS. For each Plan Year in which an Annual Deferral Amount is being withheld from a Participant who is an Employee, the Participant's Employer(s) shall withhold from that portion of the Participant's Annual Base Salary and Bonus that is not being deferred, in a manner determined by the Employer, the Participant's share of FICA and other employment taxes on such Annual Deferral Amount. If necessary, the Committee may reduce the Annual Deferral Amount in order to comply with this Section 3.9.

      (b) 401(K) RESTORATION MATCHING AMOUNTS AND PERFORMANCE BASED MATCHING AMOUNTS. When a participant becomes vested in a portion of his or her 401(k) Restoration Matching Account and/or Performance Based Matching Account, the Employer shall withhold from the Participant's Annual Base Salary and/or Bonus/Incentive that is not deferred, in a manner determined by the Employer, the Participant's share of FICA and other employment taxes or such amount. If necessary, the Committee may reduce the vested portion of the Participant's 401(k) Restoration Matching Account and/or Performance Based Matching Accounts as the case may be, in order to comply with this Section 3.9.

      (C) DISTRIBUTIONS. The Employer, or the trustee of the Trust, shall withhold from any payments made to a Participant under this Plan all federal, state and local income, employment and other taxes required to be withheld by the Employer, or the trustee of the Trust, in connection with such payments, in amounts and in a manner to be determined in the sole discretion of the Employer and the trustee of the Trust.

                                    ARTICLE 4

             SHORT-TERM PAYOUT; UNFORESEEABLE FINANCIAL EMERGENCIES;
                               WITHDRAWAL ELECTION

4.1 SHORT-TERM PAYOUT. In connection with each election to defer an Annual Deferral Amount and/or Annual Stock Deferral Amount, a Participant may irrevocably elect to receive a future "Short-Term Payout" from the Plan with respect to such Annual Deferral Amount and/or Annual

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PETSMART, INC.
Amended & Restated Deferred Compensation Plan
Master Plan Document


      Stock Deferral Amount. Subject to the Deduction Limitation, the Short-Term Payout shall be a lump sum payment in an amount that is equal to the Annual Deferral Amount and/or Annual Stock Deferral Amount plus amounts credited or debited in the manner provided in Section 3.8 above on that amount, determined at the time that the Short-Term Payout becomes payable (rather than the date of a Termination of Employment). Subject to the Deduction Limitation and the other terms and conditions of this Plan, each Short-Term Payout elected shall be paid out during a 60 day period commencing immediately after the last day of any Plan Year designated by the Participant that is at least three Plan Years after the end of the Plan Year in which the Annual Deferral Amount and/or Annual Stock Deferral Amount is actually deferred. By way of example, if a three year Short-Term Payout is elected for Annual Deferral Amounts or Annual Stock Deferrals Amounts that are deferred in the Plan Year commencing January 1, 2003, the three year Short-Term Payout would become payable during a 60 day period commencing January 1, 2007.

4.2 OTHER BENEFITS TAKE PRECEDENCE OVER SHORT-TERM. Should an event occur that triggers a benefit under Article 5, 6, 7 or 8, any Annual Deferral Amount, plus amounts credited or debited thereon, that is subject to a Short-Term Payout election under Section 4.1 shall not be paid in accordance with
      Section 4.1 but shall be paid in accordance with the other applicable Article.

4.3 WITHDRAWAL PAYOUT/SUSPENSIONS FOR UNFORESEEABLE FINANCIAL EMERGENCIES. If the Participant experiences an Unforeseeable Financial Emergency, the Participant may petition the Committee to (i) suspend any deferrals required to be made by a Participant and/or (ii) receive a partial or full payout from the Plan. The payout shall not exceed the lesser of the Participant's Account Balance, excluding the portion of the Account Balance attributable to the Stock Deferral Account, calculated as if such Participant were receiving a Termination Benefit, or the amount reasonably needed to satisfy the Unforeseeable Financial Emergency. If, subject to the sole discretion of the Committee, the petition for a suspension and/or payout is approved, suspension shall take effect upon the date of approval and any payout shall be made within 60 days of the date of approval. The payment of any amount under this Section 4.3 shall not be subject to the Deduction Limitation.

4.4 WITHDRAWAL ELECTION. A Participant (or, after a Participant's death, his or her Beneficiary) may elect, at any time, to withdraw all of his or her Account Balance, excluding the portion of the Account Balance attributable to the Stock Deferral Account, calculated as if there had occurred a Termination of Employment as of the day of the election, less a withdrawal penalty equal to 10% of such amount (the net amount shall be referred to as the "Withdrawal Amount"). This election can be made at any time, before or after Retirement, Disability, death or Termination of Employment, and whether or not the Participant (or Beneficiary) is in the process of being paid pursuant to an installment payment schedule. If made before Retirement, Disability or death, a Participant's Withdrawal Amount shall be his or her Account Balance calculated as if there had occurred a Termination of Employment as of the day of the election. No partial withdrawals of the Withdrawal Amount shall be allowed. The Participant (or his or her Beneficiary) shall make this election by giving the Committee advance written notice of the election in a form determined from time to time by the Committee. The Participant (or his or her Beneficiary) shall be paid the Withdrawal Amount within 60 days of his or her election. Once the Withdrawal Amount is paid, the Participant's participation in the Plan shall be suspended for the remainder of the Plan Year in

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PETSMART, INC.
Amended & Restated Deferred Compensation Plan
Master Plan Document


      which the Withdrawal Amount is paid and the next three Plan Years. The payment of this Withdrawal Amount shall not be subject to the Deduction Limitation.

                                    ARTICLE 5

                               RETIREMENT BENEFIT

5.1 RETIREMENT BENEFIT. Subject to the Deduction Limitation, a Participant who Retires shall receive, as a Retirement Benefit, his or her Account Balance calculated as follows: (i) if a Participant has elected to receive his or her Retirement Benefit pursuant to an Annual Installment Method, the value of his or her Account Balance shall be calculated as of the close of business on or around the last business day of the Plan Year in which the Participant Retires, as determined by the Committee in its sole discretion; or (ii) if a Participant has elected to receive his or her Retirement Benefit in a lump sum, the value his or her Account Balance shall be calculated as of the close of business on or around the date on which the Participant Retires, as determined by the Committee in its sole discretion.

5.2 PAYMENT OF RETIREMENT BENEFIT. A Participant, in connection with his or her commencement of participation in the Plan, shall elect on an Election Form to receive the Retirement Benefit in a lump sum or pursuant to an Annual Installment Method of 2, 5, 10 or 15 years. The Participant may annually change his or her election to an allowable alternative payout period by submitting a new Election Form to the Committee, provided that any such Election Form is submitted at least one (1) year prior to the Participant's Retirement and is accepted by the Committee in its sole discretion. The Election Form most recently accepted by the Committee shall govern the payout of the Retirement Benefit. If a Participant does not make any election with respect to the payment of the Retirement Benefit, or if the Participant's Account Balance at the time of Retirement is less than $50,000, then such benefit shall be payable in a lump sum. The lump sum payment shall be made as soon as administratively possible following a Participant's Retirement. Installment payments shall commence no later than sixty (60) days after the January 1 following the Participant's Retirement. Remaining annual installments shall be paid no later than sixty (60) days after each anniversary of the January 1 following the Participant's Retirement. Any payment made shall be subject to the Deduction Limitation.

5.3 DEATH PRIOR TO COMPLETION OF RETIREMENT BENEFIT. If a Participant dies after Retirement but before the Retirement Benefit is paid in full, the Participant's unpaid Retirement Benefit payments shall continue and shall be paid to the Participant's Beneficiary (a) over the remaining number of years and in the same amounts as that benefit would have been paid to the Participant had the Participant survived, or (b) in a lump sum, if requested by the Beneficiary and allowed in the sole discretion of the Committee, that is equal to the Participant's unpaid remaining Account Balance.

                                    ARTICLE 6

                         PRE-RETIREMENT SURVIVOR BENEFIT

6.1 PRE-RETIREMENT SURVIVOR BENEFIT. Subject to the Deduction Limitation, if the Participant dies before he or she Retires, experiences a Termination of Employment or suffers a Disability, the Participant's Beneficiary shall receive a Pre-Retirement Survivor Benefit equal to the

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PETSMART, INC.
Amended & Restated Deferred Compensation Plan
Master Plan Document


      Participant's Account Balance calculated as follows: (i) if the Pre-Retirement Survivor Benefit is payable in a lump sum, the value of the Participant's Account Balance shall be calculated as of the close of business on or around the date of the Participant's death, as selected by the Committee in its sole discretion; or (ii) if the Pre-Retirement Survivor Benefit is payable pursuant to an Annual Installment Method, the value of the Participant's Account Balance shall be calculated as of the close of business on or around the last business day of the Plan Year in which the Participant dies, as selected by the Committee in its sole discretion.

6.2 PAYMENT OF PRE-RETIREMENT SURVIVOR BENEFIT. If the Participant's Account Balance at the time of his or her death is less than $50,000, payment of the Pre-Retirement Survivor Benefit shall be paid in a lump sum. If the Participant's Account Balance at such time is equal to or greater than that amount, the Committee, in its sole discretion, may cause the Pre-Retirement Survivor Benefit to be paid in a lump sum or pursuant to an Annual Installment Method of not more than 5 years. The lump sum payment shall be made as soon as administratively possible after the date on which the Committee is provided with proof that is satisfactory to the Committee of the Participant's death. Installment payments shall commence no later than sixty (60) days after the January 1 following the Participant's death. Remaining annual installments shall be paid no later than sixty
      (60) days after each anniversary of the January 1 following the Participant's death. Any payment made shall be subject to the Deduction Limitation.

                                    ARTICLE 7

                               TERMINATION BENEFIT

7.1 TERMINATION BENEFIT. Subject to the Deduction Limitation, a Participant who experiences a Termination of Employment prior to his or her Retirement, death or Disability shall receive, as a Termination Benefit, his or her vested Account Balance calculated as follows: (i) if the Termination Benefit is payable in a lump sum, the value of the Participant's vested Account Balance shall be calculated as of the close of business on or around the date of the Participant's Termination of Employment, as selected by the Committee in its sole discretion; or (ii) if the Termination Benefit is payable pursuant to an Annual Installment Method, the value of the Participant's vested Account Balance shall be calculated as of the close of business on or around the last business day of the Plan Year in which the Participant experiences a Termination of Employment, as selected by the Committee in its sole discretion.

7.2 PAYMENT OF TERMINATION BENEFIT. If the Participant's vested Account Balance at the time of his or her Termination of Employment is less than $50,000, payment of his or her Termination Benefit shall be paid in a lump sum. If his or her vested Account Balance at such time is equal to or greater than that amount, the Committee, in its sole discretion, may cause the Termination Benefit to be paid in a lump sum or pursuant to an Annual Installment Method of not more than 5 years. The lump sum payment shall be made as soon as administratively possible following the Participant's Termination of Employment. Installment payments shall commence no later than sixty (60) days after the January 1 following the Participant's Termination of Employment. Remaining annual installments shall be paid no later than sixty (60) days after each anniversary of the January 1 following the Participant's Termination of Employment. Any payment made shall be subject to the Deduction Limitation.

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PETSMART, INC.
Amended & Restated Deferred Compensation Plan
Master Plan Document


                                    ARTICLE 8

                          DISABILITY WAIVER AND BENEFIT

8.1   DISABILITY WAIVER.

      (a) WAIVER OF DEFERRAL. A Participant who is determined by the Committee to be suffering from a Disability and is receiving less than 100% of current Annual Base Salary shall be excused from fulfilling that portion of the Annual Deferral Amount and/or Annual Stock Deferral Amount commitment that would otherwise have been withheld from a Participant's Annual Base Salary, Bonus/Incentive and/or Directors Fees for the Plan Year during which the Participant first suffers a Disability. During the period of Disability, the Participant shall not be allowed to make any additional deferral elections, but will continue to be considered a Participant for all other purposes of this Plan.

      (b) RETURN TO WORK. If a Participant returns to employment, or service as a Director, with an Employer, after a Disability ceases, the Participant may elect to defer an Annual Deferral Amount and/or Annual Stock Deferral Amount for the Plan Year following his or her return to employment or service and for every Plan Year thereafter while a Participant in the Plan; provided such deferral elections are otherwise allowed and an Election Form is delivered to and accepted by the Committee for each such election in accordance with
            Section 3.2 above.

8.2 CONTINUED ELIGIBILITY; DISABILITY BENEFIT. A Participant suffering a Disability shall, for benefit purposes under this Plan, continue to be considered to be employed, or in the service of the Employer as a Director, and shall be eligible for the benefits provided for in Articles 4, 5, 6 or 7 in accordance with the provisions of those Articles.

      Notwithstanding the above, the Committee shall have the right to, in its sole and absolute discretion and for purposes of this Plan only, and may in the case of a Participant who is otherwise eligible to Retire, deem the Participant to have experienced a Termination of Employment, or in the case of a Participant who is eligible to Retire, to have Retired, at any time (or in the case of a Participant who is eligible to Retire, as soon as practicable) after such Participant is determined to be suffering a Disability, in which case the Participant shall receive a Disability Benefit equal to his or her Account Balance at the time of the Committee's determination; provided, however, that should the Participant otherwise have been eligible to Retire, he or she shall be paid in accordance with
      Article 5. The Disability Benefit shall be paid in a lump sum within 60 days of the Committee's exercise of such right. Any payment made shall be subject to the Deduction Limitation.

                                    ARTICLE 9

                             BENEFICIARY DESIGNATION

9.1 BENEFICIARY. Each Participant shall have the right, at any time, to designate his or her Beneficiary(ies) (both primary as well as contingent) to receive any benefits payable under the Plan to a beneficiary upon the death of a Participant. The Beneficiary designated under this Plan

PETSMART, INC.
Amended & Restated Deferred Compensation Plan
Master Plan Document


         may be the same as or different from the Beneficiary designation under any other plan of the Employer in which the Participant participates.

9.2 BENEFICIARY DESIGNATION; CHANGE; SPOUSAL CONSENT. A Participant shall designate his or her Beneficiary by completing and signing the Beneficiary Designation Form, and returning it to the Committee or its designated agent. A Participant shall have the right to change a Beneficiary by completing, signing and otherwise complying with the terms of the Beneficiary Designation Form and the Committee's rules and procedures, as in effect from time to time. If the Participant names someone other than his or her spouse as a primary Beneficiary, a spousal consent, in the form designated by the Committee, must be signed by that Participant's spouse and returned to the Committee. Upon the acceptance by the Committee of a new Beneficiary Designation Form, all Beneficiary designations previously filed shall be canceled. The Committee shall be entitled to rely on the last Beneficiary Designation Form filed by the Participant and accepted by the Committee prior to his or her death.

9.3 ACKNOWLEDGMENT. No designation or change in designation of a Beneficiary shall be effective until received and acknowledged in writing by the Committee or its designated agent.

9.4 NO BENEFICIARY DESIGNATION. If a Participant fails to designate a Beneficiary as provided in Sections 9.1, 9.2 and 9.3 above or, if all designated Beneficiaries predecease the Participant or die prior to complete distribution of the Participant's benefits, then the Participant's designated Beneficiary shall be deemed to be his or her surviving spouse. If the Participant has no surviving spouse, the benefits remaining under the Plan to be paid to a Beneficiary shall be payable to the Participant's estate.

9.5 DOUBT AS TO BENEFICIARY. If the Committee has any doubt as to the proper Beneficiary to receive payments pursuant to this Plan, the Committee shall have the right, exercisable in its discretion, to cause the Employer to withhold such payments until this matter is resolved to the Committee's satisfaction.

9.6 DISCHARGE OF OBLIGATIONS. The payment of benefits under the Plan to a Beneficiary shall fully and completely discharge the Employer and the Committee from all further obligations under this Plan with respect to the Participant, and that Participant's Plan Agreement shall terminate upon such full payment of benefits.

                                   ARTICLE 10
                                LEAVE OF ABSENCE

10.1 PAID LEAVE OF ABSENCE. If a Participant is authorized by the Employer for any reason to take a paid leave of absence from the employment of the Employer, the Participant shall continue to be considered employed by the Employer and the Annual Deferral Amount and/or Annual Stock Deferral Amount shall continue to be withheld during such paid leave of absence in accordance with Section 3.3.

10.2 UNPAID LEAVE OF ABSENCE. If a Participant is authorized by the Employer for any reason to take an unpaid leave of absence from the employment of the Employer, the Participant shall continue to be considered employed by the Employer and the Participant shall be excused from making

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PETSMART, INC.
Amended & Restated Deferred Compensation Plan
Master Plan Document


         deferrals until the earlier of the date the leave of absence expires or the Participant returns to a paid employment status. Upon such expiration or return, deferrals shall resume for the remaining portion of the Plan Year in which the expiration or return occurs, based on the deferral election, if any, made for that Plan Year. If no election was made for that Plan Year, no deferral shall be withheld.

                                   ARTICLE 11
                     TERMINATION, AMENDMENT OR MODIFICATION

11.1 TERMINATION. Although the Employer anticipates that it will continue the Plan for an indefinite period of time, there is no guarantee that the Employer will continue the Plan or will not terminate the Plan at any time in the future. Accordingly, the Employer reserves the right to discontinue its sponsorship of the Plan and/or to terminate the Plan at any time with respect to any or all of its participating Employees and Directors, by action of its Compensation and Benefits Committee of the Company. Upon the termination of the Plan with respect to the Employer, the Plan Agreements of the affected Participants who are employed by the Employer, or in the service of that Employer as Directors, shall terminate and their Account Balances, determined as if they had experienced a Termination of Employment on the date of Plan termination or, if Plan termination occurs after the date upon which a Participant was eligible to Retire, then with respect to that Participant as if he or she had Retired on the date of Plan termination, shall be paid to the Participants as follows: Prior to a Change in Control, if the Plan is terminated with respect to all of its Participants, the Employer shall have the right, in its sole discretion, and notwithstanding any elections made by the Participant, to pay such benefits in a lump sum or pursuant to an Annual Installment Method of up to 15 years, with amounts credited and debited during the installment period as provided herein. If the Plan is terminated with respect to less than all of its Participants, the Employer shall be required to pay such benefits in a lump sum. After a Change in Control, the Employer shall be required to pay such benefits in a lump sum. The termination of the Plan shall not adversely affect any Participant or Beneficiary who has become entitled to the payment of any benefits under the Plan as of the date of termination; provided however, that the Employer shall have the right to accelerate installment payments without a premium or prepayment penalty by paying the Account Balance in a lump sum or pursuant to an Annual Installment Method using fewer years than elected (provided that the present value of all payments that will have been received by a Participant at any given point of time under the different payment schedule shall equal or exceed the present value of all payments that would have been received at that point in time under the original payment schedule).

11.2 AMENDMENT. The Employer reserves the right to amend any provisions of the Plan at any time upon an action by at least two-thirds of the Committee to the extent that it may deem advisable without the consent of the Participant or any Beneficiary; provided, however, that without a Participant's prior written consent, no such amendment shall impair or adversely affect the rights of any Participant or Beneficiary with respect to either any amounts deferred or contributions made or authorized before such amendment is made by the Committee or any earnings on such amounts credited to a Participant's Account Balance before such amendment. In no event will an amendment or modification of this Section 11.2 or Section 12.2 of the Plan be effective.

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PETSMART, INC.
Amended & Restated Deferred Compensation Plan
Master Plan Document


11.3 PLAN AGREEMENT. Despite the provisions of Sections 11.1 and 11.2 above, if a Participant's Plan Agreement contains benefits or limitations that are not in this Plan document, the Employer may only amend or terminate such provisions with the written consent of the Participant.

11.4 EFFECT OF PAYMENT. The full payment of the applicable benefit under Articles 4, 5, 6, 7 or 8 of the Plan shall completely discharge all obligations to a Participant and his or her designated Beneficiaries under this Plan and the Participant's Plan Agreement shall terminate.

                                   ARTICLE 12
                                 ADMINISTRATION

12.1 COMMITTEE DUTIES. Except as otherwise provided in this Article 12, this Plan shall be administered by the Compensation and Benefits Committee of the Company. Members of the Committee may be Participants under this Plan. The Committee shall also have the discretion and authority to (i) make, amend, interpret, and enforce all appropriate rules and regulations for the administration of this Plan and (ii) decide or resolve any and all questions including interpretations of this Plan, as may arise in connection with the Plan. Any individual serving on the Committee who is a Participant shall not vote or act on any matter relating solely to himself or herself. When making a determination or calculation, the Committee shall be entitled to rely on information furnished by a Participant or the Company.

12.2 ADMINISTRATION UPON CHANGE IN CONTROL. For purposes of this Plan, the Company shall be the "Administrator" at all times prior to the occurrence of a Change in Control. Upon and after the occurrence of a Change in Control, the "Administrator" shall be an independent third party selected by the Trustee and approved by the individual who, immediately prior to such event, was the Company's Chief Executive Officer or, if not so identified, the Company's highest ranking officer (the "Ex-CEO"). The Administrator shall have the discretionary power to determine all questions arising in connection with the administration of the Plan and the interpretation of the Plan and Trust including, but not limited to benefit entitlement determinations; provided, however, upon and after the occurrence of a Change in Control, the Administrator shall have no power to direct the investment of Plan or Trust assets or select any investment manager or custodial firm for the Plan or Trust. Upon and after the occurrence of a Change in Control, the Company must:
         (1) pay all reasonable administrative expenses and fees of the Administrator; (2) indemnify the Administrator against any costs, expenses and liabilities including, without limitation, attorney's fees and expenses arising in connection with the performance of the Administrator hereunder, except with respect to matters resulting from the gross negligence or willful misconduct of the Administrator or its employees or agents; and (3) supply full and timely information to the Administrator on all matters relating to the Plan, the Trust, the Participants and their Beneficiaries, the Account Balances of the Participants, the date of circumstances of the Retirement, Disability, death or Termination of Employment of the Participants, and such other pertinent information as the Administrator may reasonably require. Upon and after a Change in Control, the Administrator may be terminated (and a replacement appointed) by the Trustee only with the approval of the Ex-CEO. Upon and after a Change in Control, the Administrator may not be terminated by the Company.

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PETSMART, INC.
Amended & Restated Deferred Compensation Plan
Master Plan Document


12.3 AGENTS. In the administration of this Plan, the Committee may, from time to time, employ agents and delegate to them such administrative duties as it sees fit (including acting through a duly appointed representative) and may from time to time consult with counsel who may be counsel to the Employer.

12.4 BINDING EFFECT OF DECISIONS. The Administrator shall be vested with sole discretionary authority (i) to construe and interpret the Plan, its Trust, and related Plan documents (collectively referred to as "Documents"), their terms, and any rules and regulations promulgated thereunder, including but not limited to resolving ambiguities, inconsistencies and omissions, (ii) to construe and interpret the Federal and state laws and regulations that relate to the Documents,
         (iii) to decide all factual questions arising in connection with the Documents, and (iv) to decide all other questions arising in connection with the Documents, including but not limited to determinations of eligibility, entitlement to benefits, and vesting. All findings of the Plan Administrator shall be final and shall be binding and conclusive upon all persons having any interest in the Plan and Trust.

12.5 INDEMNITY OF COMMITTEE. The Employer shall indemnify and hold harmless the members of the Committee, any Employee to whom the duties of the Committee may be delegated, and the Administrator against any and all claims, losses, damages, expenses or liabilities arising from any action or failure to act with respect to this Plan, except in the case of willful misconduct by the Committee, any of its members, any such Employee or the Administrator.

12.6 EMPLOYER INFORMATION. To enable the Committee and/or Administrator to perform its functions, the Company and the Employer shall supply full and timely information to the Committee and/or Administrator, as the case may be, on all matters relating to the compensation of its Participants, the date and circumstances of the Retirement, Disability, death or Termination of Employment of its Participants, and such other pertinent information as the Committee or Administrator may reasonably require.

                                   ARTICLE 13
                          OTHER BENEFITS AND AGREEMENTS

13.1 COORDINATION WITH OTHER BENEFITS. The benefits provided for a Participant and Participant's Beneficiary under the Plan are in addition to any other benefits available to such Participant under any other plan or program for employees of the Employer. The Plan shall supplement and shall not supersede, modify or amend any other such plan or program except as may otherwise be expressly provided.

                                   ARTICLE 14
                                CLAIMS PROCEDURES

14.1 PRESENTATION OF CLAIM. Any Participant or Beneficiary of a deceased Participant (such Participant or Beneficiary being referred to below as a "Claimant") may deliver to the Committee a written claim for a determination with respect to the amounts distributable to such Claimant from the Plan. The claim must state with particularity the determination desired by the Claimant.

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PETSMART, INC.
Amended & Restated Deferred Compensation Plan
Master Plan Document


14.2 NOTIFICATION OF DECISION. The Committee shall consider a Claimant's claim within a reasonable time, and shall notify the Claimant in writing:

         (a) that the Claimant's requested determination has been made, and that the claim has been allowed in full; or

         (b) that the Committee has reached a conclusion contrary, in whole or in part, to the Claimant's requested determination, and such notice must set forth in a manner calculated to be understood by the Claimant:

                  (i) the specific reason(s) for the denial of the claim, or any part of it;

                  (ii) specific reference(s) to pertinent provisions of the Plan upon which such denial was based;

                  (iii) a description of any additional material or information necessary for the Claimant to perfect the claim, and an explanation of why such material or information is necessary; and

                  (iv) an explanation of the claim review procedure set forth in Section 14.3 below.

14.3 REVIEW OF A DENIED CLAIM. Within 60 days after receiving a notice from the Committee that a claim has been denied, in whole or in part, a Claimant (or the Claimant's duly authorized representative) may file with the Committee a written request for a review of the denial of the claim. Thereafter, but not later than 30 days after the review procedure began, the Claimant (or the Claimant's duly authorized representative):

         (a)      may review pertinent documents;

         (b)      may submit written comments or other documents; and/or

         (c) may request a hearing, which the Committee, in its sole discretion, may grant.

14.4 DECISION ON REVIEW. The Committee shall render its decision on review promptly, and not later than 60 days after the filing of a written request for review of the denial, unless a hearing is held or other special circumstances require additional time, in which case the Committee's decision must be rendered within 120 days after such date. Such decision must be written in a manner calculated to be understood by the Claimant, and it must contain:

         (a)      specific reasons for the decision;

         (b) specific reference(s) to the pertinent Plan provisions upon which the decision was based; and

         (c)      such other matters as the Committee deems relevant.

14.5 LEGAL ACTION. A Claimant's compliance with the foregoing provisions of this Article 14 is a mandatory prerequisite to a Claimant's right to commence any legal action with respect to any claim for benefits under this Plan.

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PETSMART, INC.
Amended & Restated Deferred Compensation Plan
Master Plan Document


                                   ARTICLE 15
                                      TRUST

15.1 ESTABLISHMENT OF THE TRUST. The Company shall establish the Trust, and the Employer shall at least annually transfer over to the Trust such cash and/or cash equivalent assets that are equal in amount to the increase in each Participant's Deferral Account balance and Stock Deferral Account balance for the preceding twelve (12) month period. In addition, the Employer shall at least annually transfer over to the Trust such additional assets as the Employer determines, in its sole discretion, are necessary to provide, on a present value basis, for its respective future liabilities created with respect to the Annual Deferral Amounts, Annual Stock Deferral Amounts, Annual Performance Based Matching Amounts, and 401(k) Restoration Matching Amounts for Employer's Participants for all periods prior to the transfer, as well as any debits and credits to the Participants' Account Balances for all periods prior to the transfer, taking into consideration the value of the assets in the trust at the time of the transfer. Prior to a Change in Control, the Company shall transfer over to the Trust a sufficient amount of cash and/or cash equivalent assets so that the liquidation value of the Trust's cash and/or cash equivalent assets are at least equal to the sum of all Account Balances under the Plan.

15.2 INTERRELATIONSHIP OF THE PLAN AND THE TRUST. The provisions of the Plan and the Plan Agreement shall govern the rights of a Participant to receive distributions pursuant to the Plan. The provisions of the Trust shall govern the rights of the Employer, Participants and the creditors of the Employer to the assets transferred to the Trust. The Employer shall at all times remain liable to carry out its obligations under the Plan.

15.3 DISTRIBUTIONS FROM THE TRUST. The Employer's obligations under the Plan may be satisfied with Trust assets distributed pursuant to the terms of the Trust, and any such distribution shall reduce the Employer's obligations under this Plan.

                                   ARTICLE 16
                                  MISCELLANEOUS

16.1 STATUS OF PLAN. The Plan is intended to be a plan that is not qualified within the meaning of Code Section 401(a) and that "is unfunded and is maintained by an employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employee" within the meaning of ERISA Sections 201(2), 301(a)(3) and 401(a)(1). The Plan shall be administered and interpreted to the extent possible in a manner consistent with that intent.

16.2 UNSECURED GENERAL CREDITOR. Participants and their Beneficiaries, heirs, successors and assigns shall have no legal or equitable rights, interests or claims in any property or assets of the Employer. For purposes of the payment of benefits under this Plan, any and all of the Employer's assets shall be, and remain, the general, unpledged unrestricted assets of the Employer. The Employer's obligation under the Plan shall be merely that of an unfunded and unsecured promise to pay money in the future.

16.3 EMPLOYER'S LIABILITY. The Employer's liability for the payment of benefits shall be defined only by the Plan and the Plan Agreement, as entered into between the Employer and a Participant.

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PETSMART, INC.
Amended & Restated Deferred Compensation Plan
Master Plan Document


         The Employer shall have no obligation to a Participant under the Plan except as expressly provided in the Plan and his or her Plan Agreement.

16.4 NONASSIGNABILITY. Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate, alienate or convey in advance of actual receipt, the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are expressly declared to be, unassignable and non-transferable. No part of the amounts payable shall, prior to actual payment, be subject to seizure, attachment, garnishment or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, be transferable by operation of law in the event of a Participant's or any other person's bankruptcy or insolvency or be transferable to a spouse as a result of a property settlement or otherwise.

16.5 NOT A CONTRACT OF EMPLOYMENT. The terms and conditions of this Plan shall not be deemed to constitute a contract of employment between the Employer and the Participant. Such employment is hereby acknowledged to be an "at will" employment relationship that can be terminated at any time for any reason, or no reason, with or without cause, and with or without notice, unless expressly provided in a written employment agreement. Nothing in this Plan shall be deemed to give a Participant the right to be retained in the service of the Employer, either as an Employee or a Director, or to interfere with the right of the Employer to discipline or discharge the Participant at any time.

16.6 FURNISHING INFORMATION. A Participant or his or her Beneficiary will cooperate with the Committee by furnishing any and all information requested by the Committee and take such other actions as may be requested in order to facilitate the administration of the Plan and the payments of benefits hereunder, including but not limited to taking such physical examinations as the Committee may deem necessary.

16.7 TERMS. Whenever any words are used herein in the masculine, they shall be construed as though they were in the feminine in all cases where they would so apply; and whenever any words are used herein in the singular or in the plural, they shall be construed as though they were used in the plural or the singular, as the case may be, in all cases where they would so apply.

16.8 CAPTIONS. The captions of the articles, sections and paragraphs of this Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

16.9 GOVERNING LAW. Subject to ERISA, the provisions of this Plan shall be construed and interpreted according to the internal laws of the State of California without regard to its conflicts of laws principles.

16.10 NOTICE. Any notice or filing required or permitted to be given to the Committee under this Plan shall be sufficient if in writing and hand-delivered, or sent by registered or certified mail, to the address below:

PETSMART, INC.
Amended & Restated Deferred Compensation Plan
Master Plan Document


                  Compensation and Benefits Committee
                  Attention:  Senior Vice President, Human Resources
                  PETsMART, Inc.
                  19601 North 27th Avenue
                  Phoenix, AZ  85027

         Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.

         Any notice or filing required or permitted to be given to a Participant under this Plan shall be sufficient if in writing and hand-delivered, or sent by mail, to the last known address of the Participant.

16.11 SUCCESSORS. The provisions of this Plan shall bind and inure to the benefit of the Employer and its successors and assigns and the Participant and the Participant's designated Beneficiaries.

16.12 SPOUSE'S INTEREST. The interest in the benefits hereunder of a spouse of a Participant who has predeceased the Participant shall automatically pass to the Participant and shall not be transferable by such spouse in any manner, including but not limited to such spouse's will, nor shall such interest pass under the laws of intestate succession.

16.13 VALIDITY. In case any provision of this Plan shall be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal or invalid provision had never been inserted herein.

16.14 INCOMPETENT. If the Committee determines in its discretion that a benefit under this Plan is to be paid to a minor, a person declared incompetent or to a person incapable of handling the disposition of that person's property, the Committee may direct payment of such benefit to the guardian, legal representative or person having the care and custody of such minor, incompetent or incapable person. The Committee may require proof of minority, incompetence, incapacity or guardianship, as it may deem appropriate prior to distribution of the benefit. Any payment of a benefit shall be a payment for the account of the Participant and the Participant's Beneficiary, as the case may be, and shall be a complete discharge of any liability under the Plan for such payment amount.

16.15 COURT ORDER. The Committee is authorized to make any payments directed by court order in any action in which the Plan or the Committee has been named as a party. In addition, if a court determines that a spouse or former spouse of a Participant has an interest in the Participant's benefits under the Plan in connection with a property settlement or otherwise, the Committee, in its sole discretion, shall have the right, notwithstanding any election made by a Participant, to immediately distribute the spouse's or former spouse's interest in the Participant's benefits under the Plan to that spouse or former spouse.

16.16    DISTRIBUTION IN THE EVENT OF TAXATION.

         (A) IN GENERAL. If, for any reason, all or any portion of a Participant's benefits under this Plan becomes taxable to the Participant prior to receipt, a Participant may petition the Committee before a Change in Control, or the Administrator after a Change in Control, for a distribution of that portion of his or her benefit that has become taxable. Upon the

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PETSMART, INC.
Amended & Restated Deferred Compensation Plan
Master Plan Document


                  grant of such a petition, which grant shall not be unreasonably withheld (and, after a Change in Control, shall be granted), the Employer shall distribute to the Participant immediately available funds in an amount equal to the taxable portion of his or her benefit (which amount shall not exceed a Participant's unpaid Account Balance under the Plan). If the petition is granted, the tax liability distribution shall be made within 90 days of the date when the Participant's petition is granted. Such a distribution shall affect and reduce the benefits to be paid under this Plan.

         (b) TRUST. If the Trust terminates in accordance with its terms and benefits are distributed from the Trust to a Participant in accordance therewith, the Participant's benefits under this Plan shall be reduced to the extent of such distributions.

16.17 INSURANCE. The Employer, on their own behalf or on behalf of the trustee of the Trust, and, in their sole discretion, may apply for and procure insurance on the life of the Participant, in such amounts and in such forms as the Trust may choose. The Employer or the trustee of the Trust, as the case may be, shall be the sole owner and beneficiary of any such insurance. The Participant shall have no interest whatsoever in any such policy or policies, and at the request of the Employer shall submit to medical examinations and supply such information and execute such documents as may be required by the insurance company or companies to whom the Employer has applied for insurance.

16.18 LEGAL FEES TO ENFORCE RIGHTS AFTER CHANGE IN CONTROL. The Company and the Employer is aware that upon the occurrence of a Change in Control, the Board or the board of directors of the Employer (which might then be composed of new members) or a shareholder of the Company or the Employer, or of any successor corporation might then cause or attempt to cause the Company, the Employer or such successor to refuse to comply with its obligations under the Plan and might cause or attempt to cause the Company or the Employer to institute, or may institute, litigation seeking to deny Participants the benefits intended under the Plan. In these circumstances, the purpose of the Plan could be frustrated. Accordingly, if, following a Change in Control, it should appear to any Participant that the Company, the Employer or any successor corporation has failed to comply with any of its obligations under the Plan or any agreement thereunder or, if the Company, such Employer or any other person takes any action to declare the Plan void or unenforceable or institutes any litigation or other legal action designed to deny, diminish or to recover from any Participant the benefits intended to be provided, then the Company and the Employer irrevocably authorize such Participant to retain counsel of his or her choice at the expense of the Company and the Employer (who shall be jointly and severally liable) to represent such Participant in connection with the initiation or defense of any litigation or other legal action, whether by or against the Company, the Employer or any director, officer, shareholder or other person affiliated with the Company, the Employer or any successor thereto in any jurisdiction.

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PETsMART, INC.
Amended & Restated Deferred Compensation Plan
Master Plan Document
================================================================================

IN WITNESS WHEREOF, the Company has signed this Plan document as of this 26th day of March, 2002.

                                 "Company"
                                 PETsMART, Inc., a Delaware  corporation


                                 By: /s/ Carol Cox
                                     __________________________________

                                 Title: Senior Vice President, Human Resources
                                        ________________________________________


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